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                                                                EX-99.B8I
                                                       Exhibit 24(b)(8)(I)
                                                     As of April 14, 1997


VIA UPS OVERNIGHT
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The Chase Manhattan Bank
4 Chase MetroTech Center
Brooklyn, New York  11245

Attention:  Global Custody Division

Re: Global Custody Agreement, Effective May 1, 1996 between The Chase Manhattan Bank and those registered investment companies (and on behalf of certain series thereof), listed on Schedule A attached thereto ("Agreement")
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Ladies and Gentlemen:

Pursuant to the provisions of Section 1 of the Agreement, the undersigned, on behalf of Delaware Pooled Trust, Inc. for the benefit of The Emerging Markets Portfolio ("Portfolio")hereby appoints The Chase Manhattan Bank to provide custodial services for the Portfolio under and in accordance with the terms of the Agreement and accordingly, requests that the Portfolio be added to Schedule A to the Agreement effective April 14, 1997. Kindly acknowledge your agreement to provide such services and to add the Portfolio to Schedule A by signing in the space provided below.

                                            DELAWARE POOLED TRUST, INC.
                                            on behalf of The Emerging
                                            Markets Portfolio


                                                     /s/David K. Downes
                                            By:_________________________________
                                                     David K. Downes
                                            Its:     Executive Vice President
                                                     Chief Operating Officer
                                                     Chief Financial Officer
AGREED:


     /s/Rosemary M. Stidmon
By:__________________________
     Rosemary M. Stidmon, Vice President
Its:_________________________